===============================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                        Date of Report:  July 26, 1999

                Date of earliest event reported:  May 18, 1999


                                   eBAY INC.
-------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


                                   Delaware
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


    000-24821                                                   77-0430924
----------------                                             -----------------
(Commission                                                    (IRS Employer
File Number)                                                 Identification No.)



      2125 Hamilton Ave., San Jose, California                     95125
-------------------------------------------------------------------------------
     (Address of principal executive offices)                   (Zip Code)


                                 408-558-7400
-------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

             2005 Hamilton Ave., Suite 350, San Jose, CA    95125
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

===============================================================================

Item 2:  Acquisition or Disposition of Assets.

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of the following Current Reports on Form 8-K, as set forth below and in the pages attached hereto:

 . Form 8-K filed on May 28, 1999, related to the Registrant's acquisition of Kruse, Inc. (d.b.a. Kruse International), Auburn Cordage, Inc., ACD Auto Sales, Inc., Reppert School of Auctioneering, Inc. and Classic Advertising & Promotions, Inc., (collectively, "Kruse" or the "Kruse International Group of Companies") on May 18, 1999, by means of a merger among eBay Inc. ("eBay"), each of the Kruse companies, five merger subsidiaries wholly-owned by eBay, Dean V. Kruse and Mitchell Kruse.

 . Form 8-K filed on June 7, 1999, related to the Registrant's acquisition of Billpoint, Inc. ("Billpoint") on May 25, 1999, by means of a merger among eBay, Billpoint and Brazil Acquisition Corp., a wholly-owned subsidiary of eBay.

 . Form 8-K filed on June 7, 1999, related to the Registrant's acquisition of Butterfield & Butterfield Auctioneers on May 28, 1999 by means of a merger among eBay, Butterfield & Butterfield Auctioneers, a merger subsidiary wholly-owned by eBay, the stockholders of Butterfield & Butterfield Auctioneers, 111 Potrero Partners, LLC, HBJ Partners, LLC and the members of the 111 Potrero Partners, LLC and HBJ Partners, LLC (collectively, "B&B" or the "Butterfield & Butterfield Group of Companies").

Item 5:  Other Events.

Risk Factors that may Affect Results of Operations and Financial Condition of the Acquired Companies.

The acquisition itself may adversely affect the Acquired Companies.

The process of integrating any acquisition may create unforeseen operating difficulties and expenditures and is itself risky. The areas where we may face difficulties include:

 . diversion of management time (both ours and at the acquired companies) during the period of negotiation through closing and further diversion of such time after closing from focus on operating the businesses to issues of integration and future products;
 . decline in employee morale and retention issues resulting from changes in compensation, reporting relationships, future prospects, or the direction of the business;
 . the need to integrate each company's accounting, management information, human resource and other administrative systems to permit effective management and the lack of control if such integration is delayed or not implemented;
 . the need to implement controls, procedures and policies appropriate for a larger public company at companies that prior to acquisition had been smaller, private companies; and
 .  we have almost no experience in managing this integration process.

Our new land-based auction businesses need to continue to acquire properties.

The businesses of B&B and Kruse are both dependent on the continued acquisition of high quality auction properties from sellers. Their future success will depend in part on their ability to maintain an adequate supply of high quality auction property, particularly fine and decorative arts and collectibles and collectible automobiles, respectively. There is intense competition for these pieces with other auction companies and dealers. In addition, a small number of key senior management and specialists maintain the relationships with the primary sources of auction property and the loss of any of these individuals could adversely affect the business of B&B and Kruse. See "The acquired businesses are dependent on a small number of key employees."

Our new land-based auction businesses could suffer losses from price guarantees, advances or rescissions of sales.

In order to secure high quality auction properties from sellers, B&B and Kruse may give a guaranteed minimum price or a cash advance to a seller, based on the estimated value of the property. If the auction proceeds are less than the amount guaranteed, or less than the amount advanced and the seller does not repay the difference, the company involved will suffer a loss. In addition, under certain circumstances a buyer who believes that an item purchased at auction does not have good title, provenance or authenticity may rescind the purchase. Under such circumstances, the company involved will lose its commissions and fees on the sale even if the seller, in accordance with the terms and conditions of sale, in turn accepts back the item and returns the funds he or she received from the sale.

Our new land-based auction businesses are dependent on discretionary consumer spending.

A decline in consumer spending would harm our new land-based auction businesses. Sales of fine and decorative art, collectable cars and other collectibles would be adversely affected by a decline in discretionary consumer spending, especially for luxury items. Changes in buyer's tastes, economic conditions or consumer trends could cause declines in the number or dollar volume of items auctioned and thereby harm the business of these companies.

Our new businesses are dependent on a small number of key employees.

Our new businesses are all dependent on attracting and retaining key employees. The land-based auction businesses are particularly dependent on specialists and senior management because of the relationships these individuals have established with sellers who consign property for sale at auction. Dean Kruse is particularly important to Kruse. The loss of any of these individuals could result in the loss of significant future business and would harm us. Such personnel are in great demand by other auction companies. In addition, employee turnover frequently increases during the period following an acquisition as employees evaluate possible changes in compensation, culture, reporting relationships, and the direction of the business. Such increased turnover could increase our costs and reduce our future revenues.

Our new land-based businesses are subject to regulation.

Both B&B and Kruse are subject to regulation in some jurisdictions governing the manner in which auctions are conducted. Both are required to obtain licensure in certain jurisdictions with respect to their business or to permit the sale of certain properties (e.g. wine, automobiles, real estate). Such licenses must generally be regularly renewed and are subject to revocation for violation of law, violation of the regulations governing auctions in general or the sale of the particular item and other events. If either company was unable to renew a license or had a license revoked it would be harmed. In addition, changes to the regulations or the licensure requirements could increase the complexity and the cost of doing auctions, thereby harming us.

Our new payments business may be subject to regulation.

Businesses that handle consumers' funds are potentially subject to numerous regulations, including those related to banking, credit cards, escrow, fair credit reporting and others. Billpoint is a new business with a relatively novel approach to facilitating payments. It is not yet known how regulatory agencies will treat Billpoint. The cost and complexity of Billpoint's business may increase if certain regulations are deemed to apply to its business.

We acquired real property with some of our new businesses.

In connection with the acquisition of Kruse and B&B we acquired real property including land, buildings and interests in partnerships holding land and buildings. We have no experience in managing real property. Ownership of this property subjects us to new risks, including:

 .  the possibility of environmental contamination and the costs associated with fixing any environmental problems;
 .  the possible need for structural improvements in order to comply with zoning, seismic, disability act or other requirements;
 .  possible disputes with tenants, partners or others.

Our new land-based auction businesses are seasonal and are subject to significant quarterly fluctuations.

Both B&B and Kruse have significant quarter to quarter variations in their results depending on the timing of auctions and the availability of high quality items from large collections and estates. B&B typically has its best operating results in the traditional fall and spring auction seasons and has historically incurred operating losses in the first and third quarters. This seasonal effect may be partially offset by Kruse, which typically sees a seasonal peak in operations with its Auburn, Indiana auction around Labor Day.

Our new businesses could be harmed by Year 2000 compliance problems.

Our new businesses are heavily dependent upon the functioning of their computer systems. Any failure or malfunction of their information, business, finance, accounting, or other systems could harm these businesses in a manner that is impossible to currently quantify or anticipate. We are currently reviewing the Y2K status of these businesses. If necessary upgrades or changes are not properly identified, or if they cannot be successfully and timely implemented even if properly identified, these businesses could be harmed.

Our new businesses are subject to intense competition.

The land-based auction business is intensely competitive. B&B competes with two larger and better known auction companies, Sotheby's Holdings, Inc. and Christie's International plc, as well as numerous regional auction companies. To the extent that these companies increase their focus on the middle market properties that form the core of B&B's business, its business may suffer. Kruse is subject to competition from numerous regional competitors. In addition, competition with Internet based auctions may harm the land-based auction business. Although Billpoint's business is new, several companies are beginning to enter this market and large competitors, including banks and credit card companies, may become competitors.


Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired

     See Exhibit 99.1 for the audited combined financial statements of the Kruse Group of Companies, Exhibit 99.2 for the audited financial statements of Billpoint and Exhibit 99.3 for the audited combined financial statements of the Butterfield & Butterfield Group of Companies.

(b)  Pro Forma Financial Information

     Pro Forma Condensed Financial Information (Unaudited)

     The following unaudited pro forma combined financial statements give effect to the mergers of eBay with Kruse, Billpoint and B&B (the "Acquired Entities"), which were accounted for as poolings of interests. The unaudited pro forma condensed balance sheet presents the combined financial position of eBay and the Acquired Entities as of March 31, 1999, assuming that each of the mergers had occurred as of March 31, 1999. Such pro forma information is based upon the historical balance sheet data of eBay and the Acquired Entities as of that date. The unaudited pro forma condensed statement of income gives effect to the mergers of eBay and the Acquired Entities by combining the results of operations of eBay and the Acquired Entities for the three years ended December 31, 1998 and the three months ended March 31, 1998 and 1999, on a pooling of interests basis, with the exception of Billpoint, which is included from its date of inception of September 1, 1998. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of eBay included in its Annual Report on Form 10-K for the year ended December 31, 1998 and the historical financial statements and notes thereto of the Acquired Entities included as exhibits herein.

     The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. In addition, the unaudited pro forma condensed combined financial statements do not incorporate increases in property taxes that the combined company will be subject to as a result of increases in the tax basis of certain real estate holdings of B&B which, because the acquisitions have been accounted for as poolings of interests, remain at historical cost for book purposes.

     eBay and the Acquired Entities incurred direct transaction costs of approximately $4.3 million associated with the mergers which were charged to operations during the three months ended June 30, 1999. There can be no assurance that eBay will not incur additional charges in subsequent periods to reflect costs associated with the mergers or that management will be successful in its efforts to integrate the operations of the companies. This charge is reflected in the unaudited pro forma condensed combined balance sheet, but is not reflected in the unaudited pro forma condensed combined statements of operations. This charge is based upon an estimate and is subject to change.

                                   eBay Inc.
             Unaudited Pro Forma Condensed Combined Balance Sheet
                                (in thousands)

                                                                                March 31, 1999
                                   -------------------------------------------------------------------------------------------------
---
                                                              Acquired                                                Pro Forma
                                         eBay                 Entities              Adjustments                       Combined
                                   ----------------       ----------------       ----------------               -----------------
Assets
Current assets:
 Cash and cash equivalents.........   $      24,850          $       4,300             $          --                  $    29,150
 Short-term investments............          32,121                     --                        --                       32,121
 Accounts receivable, net..........          12,104                  6,028                        --                       18,132
 Deferred tax assets...............              --                     38                        --                           38
 Other current assets..............          23,588                  1,439                      (202)   (A)                24,825
                                      -------------          -------------             -------------                -------------
  Total current assets.............          92,663                 11,805                      (202)                     104,266
Property and equipment, net........          16,235                 36,979                        --                       53,214
Intangible assets, net.............             733                  2,515                        --                        3,248
Note receivable....................              --                  1,919                        --                        1,919
Deferred tax assets................              --                     --                    11,231    (B)(C)             11,231
Other assets.......................              81                  2,080                        --                        2,161
                                      -------------          -------------             -------------                -------------
                                      $     109,712          $      55,298             $      11,029                $     176,039
                                      =============          =============             =============                =============
Liabilities and Stockholders' Equity
Current liabilities:
 Notes payable.....................   $          --          $       3,644             $          --                $       3,644
 Accounts payable..................           3,748                  7,360                        --                       11,108
 Accrued expenses..................           8,947                  2,039                     4,024    (A)                15,010
 Customer advances and deferred
  revenue..........................           1,022                    199                        --                        1,221
 Income taxes payable..............           2,713                  1,370                     2,478    (C)                 6,561
 Deferred tax liabilities..........           1,682                     --                        --                        1,682
                                      -------------          -------------             -------------                -------------
  Total current liabilities........          18,112                 14,612                     6,502                       39,226

Notes payable......................              --                 18,060                        --                       18,060
Environmental and seismic accruals.              --                  5,900                        --                        5,900
Deferred tax liability.............              --                    261                        --                          261
Minority interest..................              --                   (102)                       --                         (102)
                                      -------------          -------------             -------------                -------------
                                             18,112                 38,731                     6,502                       63,345
                                      -------------          -------------             -------------                -------------

Stockholders' equity:
 Common stock......................             121                      3                        --                          124
 Additional paid-in capital........          86,089                  6,724                     8,753    (B)               101,566
 Notes receivable from stockholders            (510)                    --                        --                         (510)
 Unearned compensation.............          (3,324)                (1,396)                       --                       (4,720)
 Retained earnings.................           9,224                 11,236                    (4,226)   (A)                16,234
                                      -------------          -------------             -------------                -------------
  Total stockholders' equity.......          91,600                 16,567                     4,527                      112,694
                                      -------------          -------------             -------------                -------------
                                      $     109,712          $      55,298             $      11,029                $     176,039
                                      =============          =============             =============                =============



 See accompanying notes to pro forma condensed combined financial information.

                                   eBay Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share amounts)

                                                                            Three Months Ended March 31, 1999
                                                          -----------------------------------------------------------------
                                                                                       Acquired                Pro Forma
                                                               eBay                    Entities                Combined
                                                          -----------------       -----------------       -----------------
Net revenues:
 Fees and services........................................     $ 34,010                $ 7,734                 $ 41,744
 Real estate rentals......................................           --                  1,057                    1,057
                                                               --------                -------                 --------
  Total net revenues......................................       34,010                  8,791                   42,801
                                                               --------                -------                 --------
Cost of net revenues:
 Fees and services........................................        5,121                  2,345                    7,466
 Real estate rentals......................................           --                    478                      478
                                                               --------                -------                 --------
  Total cost of revenues..................................        5,121                  2,823                    7,944
                                                               --------                -------                 --------
   Gross profit...........................................       28,889                  5,968                   34,857
                                                               --------                -------                 --------
Operating expenses:
 Sales and marketing......................................       12,067                  4,819                   16,886
 Product development......................................        1,924                    239                    2,163
 General and administrative...............................        5,043                  2,562                    7,605
 Amortization of acquired intangibles.....................          328                    --                       328
                                                               --------                -------                 --------
  Total operating expenses................................       19,362                  7,620                   26,982
                                                               --------                -------                 --------
Income (loss) from operations.............................        9,527                 (1,652)                   7,875
Interest and other income, net............................          639                    173                      812
Interest expense..........................................           --                   (519)                    (519)
                                                               --------                -------                 --------
Income (loss) before income taxes, minority interest and
 equity in partnership income.............................       10,166                 (1,998)                   8,168
Provision for income taxes................................       (4,270)                    (1)                  (4,271)
Minority interest in combined company.....................           --                    (78)                     (78)
Equity interest in partnership income.....................           --                     59                       59
                                                               --------                -------                 --------
Net income (loss).........................................     $  5,896                $(2,018)                $  3,878
                                                               ========                =======                 ========
Net income (loss) per share:
 Basic....................................................     $   0.06                $ (0.81)                $   0.04
                                                               ========                =======                 ========
 Diluted..................................................     $   0.05                $ (0.81)                $   0.03
                                                               ========                =======                 ========
Weighted average shares:
 Basic....................................................       95,047                  2,494                   97,541
                                                               ========                =======                 ========
 Diluted..................................................      127,979                  2,494                  130,473
                                                               ========                =======                 ========
Supplemental Pro Forma Information:
Income before income taxes, minority interest and equity
 in partnership income as reported........................                                                     $  8,168
Provision for income taxes as reported....................                                                       (4,271)
Pro forma adjustment to provision for income taxes
   (Note 3)...............................................                                                          136
Minority interest in combined company as reported.........                                                          (78)
Equity interest in partnership income as reported.........                                                           59
                                                                                                               --------
Pro forma net income......................................                                                     $  4,014
                                                                                                               ========
Pro forma net income per share:
 Basic....................................................                                                     $   0.04
                                                                                                               ========
 Diluted..................................................                                                     $   0.03
                                                                                                               ========

 See accompanying notes to pro forma condensed combined financial information.

                                   eBay Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share amounts)

                                                                                  Three Months Ended March 31, 1998
                                                                  -----------------------------------------------------------
                                                                                           Acquired                Pro Forma
                                                                     eBay                  Entities                Combined
                                                                  ----------             ------------            ------------
Net revenues:
 Fees and services........................................         $  5,981                $  6,852                $ 12,833
 Real estate rentals......................................               --                   1,155                   1,155
                                                                   --------                --------                --------
  Total net revenues......................................            5,981                   8,007                  13,988
                                                                   --------                --------                --------
Cost of net revenues:
 Fees and services........................................              630                   1,180                   1,810
 Real estate rentals......................................               --                     681                     681
                                                                   --------                --------                --------
  Total cost of revenues..................................              630                   1,861                   2,491
                                                                   --------                --------                --------
   Gross profit...........................................            5,351                   6,146                  11,497
                                                                   --------                --------                --------
Operating expenses:
 Sales and marketing......................................            2,106                   3,473                   5,579
 Product development......................................              518                      --                     518
 General and administrative...............................            1,028                   1,280                   2,308
 Amortization of acquired intangibles.....................               --                      --                      --
                                                                   --------                --------                --------
  Total operating expenses................................            3,652                   4,753                   8,405
                                                                   --------                --------                --------
Income from operations....................................            1,699                   1,393                   3,092
Interest and other income, net............................               36                     366                     402
Interest expense..........................................              (14)                   (466)                   (480)
                                                                   --------                --------                --------
Income before income taxes, minority interest and equity
 in partnership income....................................            1,721                   1,293                   3,014
Provision for income taxes................................           (1,573)                    (75)                 (1,648)
Minority interest in combined company.....................               --                     (95)                    (95)
Equity interest in partnership income.....................               --                     173                     173
                                                                   --------                --------                --------
Net income................................................         $    148                $  1,296                $  1,444
                                                                   ========                ========                ========
Net income per share:
 Basic....................................................         $   0.00                $   0.61                $   0.05
                                                                   ========                ========                ========
 Diluted..................................................         $   0.00                $   0.61                $   0.01
                                                                   ========                ========                ========
Weighted average shares:
 Basic....................................................           26,936                   2,115                  29,051
                                                                   ========                ========                ========
 Diluted..................................................           97,614                   2,115                  99,729
                                                                   ========                ========                ========
Supplemental Pro Forma Information:
Income before income taxes, minority interest and equity                                                           $  3,014
 in partnership income as reported........................
Provision for income taxes as reported....................                                                           (1,648)
Pro forma adjustment to provision for income taxes
   (Note 3)...............................................                                                             (470)
Minority interest in combined company as reported.........                                                              (95)
Equity interest in partnership income as reported.........                                                              173
                                                                                                                   --------
Pro forma net income......................................                                                         $    974
Pro forma net income per share:                                                                                    ========
 Basic....................................................                                                         $   0.03
                                                                                                                   ========
 Diluted..................................................                                                         $   0.01
                                                                                                                   ========

 See accompanying notes to pro forma condensed combined financial information.

                                   eBay Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share amounts)

                                                                              Year Ended December 31, 1998
                                                          -----------------------------------------------------------------
                                                                                       Acquired                Pro Forma
                                                                 eBay                  Entities                Combined
                                                          -----------------       -----------------       -----------------
Net revenues:
 Fees and services........................................    $  47,352               $  34,291                $  81,643
 Real estate rentals......................................           --                   4,486                    4,486
                                                              ---------               ---------                ---------
  Total net revenues......................................       47,352                  38,777                   86,129
                                                              ---------               ---------                ---------
Cost of net revenues:
 Fees and services........................................        6,859                   7,089                   13,948
 Real estate rentals......................................           --                   2,146                    2,146
                                                              ---------               ---------                ---------
  Total cost of revenues..................................        6,859                   9,235                   16,094
                                                              ---------               ---------                ---------
   Gross profit...........................................       40,493                  29,542                   70,035
                                                              ---------               ---------                ---------
Operating expenses:
 Sales and marketing......................................       19,841                  16,135                   35,976
 Product development......................................        4,606                      34                    4,640
 General and administrative...............................        9,080                   6,769                   15,849
 Amortization of acquired intangibles.....................          805                      --                      805
                                                              ---------               ---------                ---------
  Total operating expenses................................       34,332                  22,938                   57,270
                                                              ---------               ---------                ---------
Income from operations....................................        6,161                   6,604                   12,765
Interest and other income, net............................          908                     891                    1,799
Interest expense..........................................          (39)                 (2,152)                  (2,191)
                                                              ---------               ---------                ---------
Income before income taxes, minority interest and equity
 in partnership income....................................        7,030                   5,343                   12,373
Provision for income taxes................................       (4,632)                   (157)                  (4,789)
Minority interest in combined company.....................           --                    (381)                    (381)
Equity interest in partnership income.....................           --                      70                       70
                                                              ---------               ---------                ---------
Net income................................................    $   2,398               $   4,875                $   7,273
                                                              =========               =========                =========
Net income per share:
 Basic....................................................    $    0.05               $    2.25                $    0.14
                                                              =========               =========                =========
 Diluted..................................................    $    0.02               $    2.25                $    0.06
                                                              =========               =========                =========
Weighted average shares:
 Basic....................................................       49,896                   2,169                   52,065
                                                              =========               =========                =========
 Diluted..................................................      114,588                   2,169                  116,757
                                                              =========               =========                =========
Supplemental Pro Forma Information:
Income before income taxes, minority interest and equity
 in partnership income as reported........................                                                     $  12,373
Provision for income taxes as reported....................                                                        (4,789)
Pro forma adjustment to provision for income taxes income
 (Note 3).................................................                                                        (2,071)
Minority interest in combined company as reported.........                                                          (381)
Equity interest in partnership income as reported.........                                                            70
                                                                                                               ---------
Pro forma net income......................................                                                     $   5,202
                                                                                                               =========
Pro forma net income per share:
 Basic...................................................                                                      $    0.10
                                                                                                               =========
 Diluted.................................................                                                      $    0.04
                                                                                                               =========

 See accompanying notes to pro forma condensed combined financial information.

                                   eBay Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share amounts)

                                                                                   Year Ended December 31, 1997
                                                                  ------------------------------------------------------------
                                                                                           Acquired                Pro Forma
                                                                     eBay                  Entities                Combined
                                                                  ---------              ------------           -------------
Net revenues:
 Fees and services........................................         $  5,744                $ 31,326                $ 37,070
 Real estate rentals......................................               --                   4,300                   4,300
                                                                   --------                --------                --------
  Total net revenues......................................            5,744                  35,626                  41,370
                                                                   --------                --------                --------
Cost of net revenues:
 Fees and services........................................              746                   5,885                   6,631
 Real estate rentals......................................               --                   1,773                   1,773
                                                                   --------                --------                --------
  Total cost of revenues..................................              746                   7,658                   8,404
                                                                   --------                --------                --------
   Gross profit...........................................            4,998                  27,968                  32,966
                                                                   --------                --------                --------
Operating expenses:
 Sales and marketing......................................            1,730                  13,888                  15,618
 Product development......................................              831                      --                     831
 General and administrative...............................              950                   5,584                   6,534
                                                                   --------                --------                --------
  Total operating expenses................................            3,511                  19,472                  22,983
                                                                   --------                --------                --------
Income from operations....................................            1,487                   8,496                   9,983
Interest and other income, net............................               59                     995                   1,054
Interest expense..........................................               (3)                 (2,368)                 (2,371)
                                                                   --------                --------                --------
Income before income taxes, minority interest and equity              1,543                   7,123                   8,666
 in partnership income....................................
Provision for income taxes................................             (669)                   (302)                   (971)
Minority interest in combined company.....................               --                    (320)                   (320)
Equity interest in partnership loss.......................               --                    (314)                   (314)
                                                                   --------                --------                --------
Net income................................................         $    874                $  6,187                $  7,061
                                                                   ========                ========                ========
Net income per share:
 Basic....................................................         $   0.04                $   2.93                $   0.29
                                                                   ========                ========                ========
 Diluted..................................................         $   0.01                $   2.93                $   0.08
                                                                   ========                ========                ========
Weighted average shares:
 Basic....................................................           22,313                   2,115                  24,428
                                                                   ========                ========                ========
 Diluted..................................................           82,660                   2,115                  84,775
                                                                   ========                ========                ========
Supplemental Pro Forma Information:
Income before income taxes, minority interest and equity
 in partnership income as reported........................                                                         $  8,666
Provision for income taxes as reported....................                                                             (971)
Pro forma adjustment to provision for income taxes
 (Note 3).................................................                                                           (2,576)
Minority interest in combined company as reported.........                                                             (320)
Equity interest in partnership loss as reported...........                                                             (314)
                                                                                                                   --------
Pro forma net income......................................                                                         $  4,485
                                                                                                                   ========
Pro forma net income per share:
 Basic....................................................                                                         $   0.18
                                                                                                                   ========
 Diluted..................................................                                                         $   0.05
                                                                                                                   ========

 See accompanying notes to pro forma condensed combined financial information.

                                   eBay Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share amounts)

                                                                    Year Ended December 31, 1996
                                                            ------------------------------------------------
                                                                           Acquired       Pro Forma
                                                              eBay         Entities       Combined
                                                            --------     ------------   --------------
Net revenues:
 Fees and services........................................  $   372       $27,787         $28,159
 Real estate rentals......................................       --         3,892           3,892
                                                            -------       -------         -------
  Total net revenues......................................      372        31,679          32,051
                                                            -------       -------         -------
Cost of net revenues:
 Fees and services........................................       14         5,167           5,181
 Real estate rentals......................................       --         1,622           1,622
                                                            -------       -------         -------
  Total cost of revenues..................................       14         6,789           6,803
                                                            -------       -------         -------
   Gross profit...........................................      358        24,890          25,248
                                                            -------       -------         -------
Operating expenses:
 Sales and marketing......................................       32        13,107          13,139
 Product development......................................       28            --              28
 General and administrative...............................       45         5,616           5,661
                                                            -------       -------         -------
  Total operating expenses................................      105        18,723          18,828
                                                            -------       -------         -------
Income from operations....................................      253         6,167           6,420
Interest and other income, net............................        1           376             377
Interest expense..........................................       --        (2,322)         (2,322)
                                                            -------       -------         -------
Income before income taxes, minority interest and
equity in partnership income..............................      254         4,221           4,475
Provision for income taxes................................     (106)         (369)           (475)
Minority interest in combined company.....................       --           (86)            (86)
Equity interest in partnership loss.......................       --          (576)           (576)
                                                            -------       -------         -------
Net income................................................  $   148       $ 3,190         $ 3,338
                                                            =======       =======         =======
Net income per share:
 Basic....................................................  $  0.02       $  1.51         $  0.39
                                                            =======       =======         =======
 Diluted..................................................  $  0.00       $  1.51         $  0.07
                                                            =======       =======         =======
Weighted average shares:
 Basic....................................................    6,375         2,115           8,490
                                                            =======       =======         =======
 Diluted..................................................   42,945         2,115          45,060
                                                            =======       =======         =======
Supplemental Pro Forma Information:
Income before income taxes, minority interest and
 equity in partnership loss as reported...................                                $ 4,475
Provision for income taxes as reported....................                                   (475)
Pro forma adjustment to provision for income taxes
 (Note 3).................................................                                 (1,362)
Minority interest in combined company as reported.........                                    (86)
Equity interest in partnership loss as reported...........                                   (576)
                                                                                          -------
Pro forma net income......................................                                $ 1,976
                                                                                          =======
Pro forma net income per share:
  Basic...................................................                                $  0.23
                                                                                          =======
  Diluted.................................................                                $  0.04
                                                                                          =======

 See accompanying notes to pro forma condensed combined financial information.

                                   eBay Inc.
           Notes to Pro Forma Condensed Combined Financial Statements
                                  (unaudited)

1. Basis of Presentation

  Pro Forma Basis of Presentation

  The unaudited pro forma condensed combined financial statements of eBay, Kruse, Billpoint and B&B give retroactive effect to the mergers, which are being accounted for as poolings of interests and, as a result, the unaudited pro forma condensed combined balance sheets and statements of operations are presented as if eBay and the Acquired Entities had been combined for all periods presented.

  The pro forma condensed combined financial statements reflect the issuance of a total of approximately 2,638,800 shares of eBay common stock for all of the outstanding shares of Kruse, Billpoint and B&B outstanding as of the dates of the respective mergers. This total consists of approximately 787,300 shares of eBay common stock issued for all of the outstanding shares of Kruse, 524,100 shares of eBay common stock issued for all of the outstanding shares of Billpoint, and 1,327,400 shares of eBay common stock issued for all of the outstanding shares of B&B in connection with the mergers, which resulted in exchange ratios of approximately 339.35862, 0.05912 and 0.27931 shares of eBay common stock for each share of Kruse, Billpoint and B&B, respectively. In addition, options and warrants representing 2,233,181 shares of Billpoint common stock were assumed by eBay and converted into options and warrants representing approximately 132,000 shares of eBay common stock.

  Acquired Entities

  The components of pro forma net revenues, operating expenses and net income
  (loss) during the three months ended March 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996 are as follows:

                                                                                Operating         Net Income
                                                           Net Revenues          Expenses           (Loss)
                                                          --------------      -------------     -------------
Three Months Ended March 31, 1999
 Kruse.............................................          $ 2,551              $ 2,398          $  (423)
 Billpoint.........................................                -                  758             (746)
 B&B...............................................            6,240                4,464             (849)
                                                             -------              -------          -------
                                                             $ 8,791              $ 7,620          $(2,018)
                                                             =======              =======          =======

Three Months Ended March 31, 1998
 Kruse.............................................          $ 2,455              $ 1,887          $   112
 B&B...............................................            5,552                2,866            1,184
                                                             -------              -------          -------
                                                             $ 8,007              $ 4,753          $ 1,296
                                                             =======              =======          =======

Year Ended December 31, 1998
 Kruse.............................................          $10,265              $ 8,119          $   (58)
 Billpoint.........................................                -                   74              (74)
 B&B...............................................           28,512               14,745            5,007
                                                             -------              -------          -------
                                                             $38,777              $22,938          $ 4,875
                                                             =======              =======          =======

Year Ended December 31, 1997
 Kruse.............................................          $ 7,520              $ 5,895          $  (237)
 B&B...............................................           28,106               13,577            6,424
                                                             -------              -------          -------
                                                             $35,626              $19,472          $ 6,187
                                                             =======              =======          =======

Year Ended December 31, 1996
 Kruse.............................................          $ 7,760              $ 6,024          $   (69)
 B&B...............................................           23,919               12,699            3,259
                                                             -------              -------          -------
                                                             $31,679              $18,723          $ 3,190
                                                             =======              =======          =======

2. Merger Transaction Costs

   eBay and the Acquired Entities incurred direct transaction costs of approximately $4.3 million associated with the mergers, including $1.5 million for legal and other professional consulting fees and $2.8 million for various fees including those associated with the termination of B&B's initial public offering, which will be charged to operations during the quarter ended June 30, 1999, the period in which the transactions were consummated. There can be no assurance that eBay will not incur additional charges in subsequent quarters to reflect costs associated with the mergers or that management will be successful in their efforts to integrate the operations of the respective companies. This charge is an estimate and is subject to change.

3. Income Taxes

   The provision for income taxes does not reflect the benefit of Billpoint's net operating losses due to certain limitations and uncertainty surrounding the realization of the tax benefits associated with such losses. Because the acquisition of the B&B entities has been accounted for as a pooling of interests, there has been no adjustment to the historical carrying values of real estate holdings. However, these properties are subject to increases in tax basis, which will result in a higher depreciable basis for income and property tax purposes.

   In connection with the acquisition of B&B by eBay, B&B's status as an S Corporation was terminated, and B&B became subject to federal and state income taxes. The supplemental pro forma information includes an increase to the provisions for income taxes based upon a combined federal and state tax rate of 42%, which approximates the statutory tax rates that would have applied if B&B had been taxed as a C corporation during the periods prior to its acquisition by eBay.

4. Pro Forma Adjustments

   The following pro forma adjustments have been made to the historical financial statements of eBay and the Acquired Entities based upon preliminary estimates and assumptions made by management for the purpose of preparing the unaudited pro forma combined condensed financial statements. There have been no significant intercompany transactions.

   (A)  To record the accrual of estimated costs resulting from the mergers. See
        Note 2 above.

   (B) A portion of the B&B acquisition was a taxable transaction, accordingly, a deferred tax asset and a corresponding increase in stockholders equity of approximately $8,753,000 was recorded for the difference between the financial statement carrying amounts and tax basis of the related net assets upon the closing of the transaction.

   (C) To record the deferred tax asset relating to temporary differences within the B&B Group Companies upon the change in status from an S Corporation to a C Corporation for federal income tax purposes.

5. Pro Forma Net Income (Loss) Per Share

   The pro forma combined basic and diluted net income (loss) per share is based on the combined weighted average number of common shares of eBay Common Stock and the Acquired Entities' Common Stock outstanding for each period using the relevant exchange ratios based on the issuance of approximately 2,638,800 shares of eBay Common Stock for all of the outstanding shares of the Acquired Entities as of their respective acquisition dates. All convertible preferred stock, warrants and employee stock options have been included in the computation of pro forma combined diluted net income per share using the treasury stock method to the extent such instruments are dilutive for the periods presented.

(c)  Exhibits.

     The following exhibits are filed herewith:

2.1* Agreement and Plan of Merger and Reorganization, dated as of May 17, 1999, among eBay Inc., Sesame Corporation No. 1, Sesame Corporation No. 2, Sesame Corporation No. 3, Sesame Corporation No. 4, Sesame Corporation No. 5, Kruse, Inc. (d/b/a Kruse International), Auburn Cordage, Inc., ACD Auto Sales, Inc., Reppert School of Auctioneering, Inc., Classic Advertising & Promotions, Inc., Dean V. Kruse and Mitchell Kruse.

2.2* Agreement and Plan of Merger and Reorganization, dated as of April 23, 1999, among eBay Inc., Margarine Acquisition Sub Corp., Butterfield & Butterfield Auctioneers Corporation, the stockholders of Butterfield & Butterfield Auctioneers Corporation, 111 Potrero Partners, LLC, HBJ Partners, LLC and the members of 111 Potrero Partners, LLC and HBJ Partners, LLC.

2.3* Agreement and Plan of Merger and Reorganization, dated as of May 18, 1999, among eBay Inc., Brazil Acquisition Corp. and Billpoint, Inc.

23.1  Consent of PricewaterhouseCoopers LLP, Independent Accountants.

99.1  Kruse International Group of Companies Audited Combined Financial
      Statements.

99.2  Billpoint, Inc. Audited Financial Statements.

99.3 Butterfield & Butterfield Group of Companies Audited Combined Financial Statements.

____________

* - Previously filed.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                              eBAY INC.


Date:  July 26, 1999          By:   /s/ Gary F. Bengier
                                    -------------------
                                    Gary F. Bengier
                                    Chief Financial Officer and
                                    Vice President of Operations